Exhibit 99.1
Milacron Holdings Corp. Reports Second Quarter 2019 Results

Second quarter results met expectations and sales increased 9% sequentially
2019 Second Quarter Overview

•	Sales of $271.4 million decreased 10.6% on an as-reported basis, 8.3% on a constant currency basis and increased 9.1% compared to the first quarter of 2019

•	Orders of $235.7 million decreased 26.4% on an as-reported basis and 24.3% on a constant currency basis

•	Operating earnings (GAAP) decreased 33.3% to $23.8 million; Adjusted EBITDA (non-GAAP) decreased 19.0% to $49.1 million

•	Diluted EPS (GAAP) decreased 68.2% to $0.07; Diluted adjusted EPS (non-GAAP) decreased 26.1% to $0.34

•	Cash flow from operations of $5.7 million decreased $13.7 million, driving free cash flow of $1.5 million, a $9.8 million decrease versus $11.3 million from the prior year period

Cincinnati - July 30, 2019 - Milacron Holdings Corp. (“Milacron”) (NYSE: MCRN), a leading industrial technology company serving the plastic processing industry, today announced financial results for the second quarter ended June 30, 2019.

	Three Months Ended June 30,
In millions (except per share data)	2019	2018	Change	% Change (Constant Currency)
New orders	$235.7	$320.1	(26.4)%	(24.3)%
Sales	$271.4	$303.6	(10.6)%	(8.3)%
Operating earnings	$23.8	$35.7	(33.3)%
Adjusted EBITDA (1)	$49.1	$60.6	(19.0)%
% of sales	18.1%	20.0%	-190 bps
Diluted EPS	$0.07	$0.22	(68.2)%
Diluted adjusted EPS (1)	$0.34	$0.46	(26.1)%
Cash flow from operations	$5.7	$19.4	$(13.7)
Free cash flow (1)	$1.5	$11.3	$(9.8)

	Six Months Ended June 30,
In millions (except per share data)	2019	2018	Change	% Change (Constant Currency)
New orders	$511.0	$628.6	(18.7)%	(16.1)%
Sales	$520.1	$592.4	(12.2)%	(9.3)%
Operating earnings	$49.7	$58.9	(15.6)%
Adjusted EBITDA (1)	$90.1	$114.2	(21.1)%
% of sales	17.3%	19.3%	-200 bps
Diluted EPS	$0.20	$0.31	(35.5)%
Diluted adjusted EPS (1)	$0.61	$0.85	(28.2)%
Cash flow from operations	$1.1	$31.1	$(30.0)
Free cash flow (1)	$(20.9)	$23.8	$(44.7)
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non- GAAP measure to its most directly comparable GAAP measure.

Second Quarter Results
For the second quarter of 2019, sales of $271.4 million decreased 10.6% from sales of $303.6 million in the same period a year ago and increased 9.1% compared to the first quarter of 2019. Excluding the unfavorable effects of currency movements, sales for the second quarter of 2019 decreased 8.3% versus the prior year period. Operating earnings for the second quarter of 2019 decreased 33.3% to $23.8 million compared to operating earnings of $35.7 million in the prior year period. Adjusted EBITDA for the second quarter of 2019 decreased 19.0% to $49.1 million, or 18.1% of sales, compared to Adjusted EBITDA of $60.6 million, or 20.0% of sales, in the prior year period. Net earnings from continuing operations totaled $5.0 million, or $0.07 per basic and diluted share, in the second quarter of 2019 compared to net earnings from continuing operations of $15.9 million, or $0.23 per basic share and $0.22 per diluted share, in the prior year period. Adjusted Net Income (non-GAAP) totaled $24.3 million, or $0.34 per diluted share, in the second quarter of 2019 compared to Adjusted Net Income of $32.9 million, or $0.46 per diluted share, in the prior year period.
Year-to-Date Results
For the first six months of 2019, sales of $520.1 million decreased 12.2% from sales of $592.4 million in the same period a year ago. Excluding the unfavorable effects of currency movements, sales for the first six months of 2019 decreased 9.3% versus the prior year period. Operating earnings for the first six months of 2019 decreased 15.6% to $49.7 million compared to operating earnings of $58.9 million in the prior year period. Adjusted EBITDA for the first six months of 2019 decreased 21.1% to $90.1 million, or 17.3% of sales, compared to Adjusted EBITDA of $114.2 million, or 19.3% of sales, in the prior year period. Net earnings from continuing operations totaled $14.2 million, or $0.20 per basic share and diluted share, in the first six months of 2019 compared to net earnings from continuing operations of $22.4 million, or $0.32 per basic share and $0.31 per diluted share, in the prior year period. Adjusted Net Income totaled $43.4 million, or $0.61 per diluted share, in the first six months of 2019 compared to Adjusted Net Income of $60.8 million, or $0.85 per diluted share, in the prior year period.
Segment Results
Melt Delivery & Control Systems (MDCS)
Sales for the second quarter of 2019 were $103.9 million compared to $124.1 million in the same period a year ago. Excluding $4.3 million of unfavorable effects of currency movements, sales decreased 12.8% over the prior year period. Operating earnings for the second quarter of 2019 decreased 34.0% to $20.0 million compared to operating earnings of $30.3 million in the prior year period. Adjusted EBITDA for the second quarter of 2019 decreased 27.4% to $29.4 million, or 28.3% of sales, from Adjusted EBITDA of $40.5 million, or 32.6% of sales, in the prior year period.
For the first six months of 2019, sales were $203.9 million compared to sales of $240.6 million in the same period a year ago. Excluding $8.9 million of unfavorable effects of currency movements, sales decreased 11.6% over the prior year period. Operating earnings for the first six months of 2019 decreased 32.6% to $38.4 million compared to operating earnings of $57.0 million in the prior year period. Adjusted EBITDA for the first six months of 2019 decreased 29.9% to $55.2 million, or 27.1% of sales, from Adjusted EBITDA of $78.7 million, or 32.7% of sales, in the prior year period.
Fluid Technologies
Sales for the second quarter of 2019 were $29.6 million compared to $33.6 million in the same period a year ago. Excluding $1.2 million of unfavorable effects of currency movements, sales decreased 8.3% over the prior year period. Operating earnings for the second quarter of 2019 decreased 12.5% to $5.6 million compared to operating earnings of $6.4 million in the prior year period. Adjusted EBITDA for the second quarter of 2019 decreased 15.8% to $6.4 million, or 21.6% of sales, from Adjusted EBITDA of $7.6 million, or 22.6% of sales, in the prior year period.
For the first six months of 2019, sales were $58.9 million compared to sales of $65.6 million in the same period a year ago. Excluding $2.7 million of unfavorable effects of currency movements, sales decreased 6.1% over the prior year period. Operating earnings for the first six months of 2019 decreased 11.3% to $11.0 million compared to operating earnings of $12.4 million in the prior year period. Adjusted EBITDA for the first six months of 2019 decreased 12.9% to $12.8 million, or 21.7% of sales, from Adjusted EBITDA of $14.7 million, or 22.4% of sales, in the prior year period.

Advanced Plastic Processing Technologies (APPT)
On July 1, 2019, the Company completed the sale of substantially all of its blow molding business. The operating results and cash flows related to the blow molding business have been reflected as discontinued operations in the Company's Condensed Consolidated Statements of Operations and Condensed Consolidated Statements of Cash Flows for all periods presented, while the assets and liabilities that were sold have been reflected as assets and liabilities held for sale for the current and prior periods in the Company's Condensed Consolidated Balance Sheets.

Sales for the second quarter of 2019 were $137.9 million compared to $145.9 million in the same period a year ago. Excluding $1.6 million of unfavorable effects of currency movements, sales decreased 4.4% over the prior year period. Operating earnings for the second quarter of 2019 increased 21.6% to $13.5 million compared to operating earnings of $11.1 million in the prior year period. Adjusted EBITDA for the second quarter of 2019 increased 2.6% to $19.7 million, or 14.3% of sales, from Adjusted EBITDA of $19.2 million, or 13.2% of sales, in the prior year period.
For the first six months of 2019, sales were $257.3 million compared to sales of $286.2 million in the same period a year ago. Excluding $5.4 million of unfavorable effects of currency movements, sales decreased 8.2% over the prior year period. Operating earnings for the first six months of 2019 increased 85.5% to $25.6 million compared to operating earnings of $13.8 million in the prior year period. Adjusted EBITDA for the first six months of 2019 decreased 2.8% to $34.4 million, or 13.4% of sales, from Adjusted EBITDA of $35.4 million, or 12.4% of sales, in the prior year period.
Merger Transaction

As previously announced on July 12, 2019, Milacron has entered into a definitive agreement under which Hillenbrand, Inc. (NYSE: HI) will acquire Milacron in a cash and stock transaction valued at approximately $2 billion, including net debt of approximately $686 million as of March 31, 2019. The transaction is expected to close in the first calendar quarter of 2020.

Additional Financial Information

Milacron ended the second quarter of 2019 with cash and cash equivalents of $152.2 million and total debt, excluding unamortized discount and debt issuance costs, of $834.3 million, resulting in net debt of $682.1 million and a net total leverage ratio of 3.5x.

Conference Call
Milacron will host a conference call to discuss its second quarter 2019 financial results at 8 a.m. Eastern Time on July 30, 2019. The live webcast of the call can be accessed at the Milacron Investor Relations website at http://investors.milacron.com, along with the company's earnings press release and related presentation materials. The U.S. dial-in for the call is 1-877-407-8037 (1-201-689-8037 for non-U.S. callers). A replay of the conference call will be available until August 13, 2019 at 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Milacron Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-660-6853 (1-201-612-7415). The replay access code is 13692143.
About Milacron
Milacron is a global leader in the manufacture, distribution and service of highly engineered and customized systems within the plastic technology and processing industry. Milacron is the only global company with a full-line product portfolio that includes hot runner systems, injection molding, mold components and extrusion equipment plus a wide market range of advanced fluid technologies.

Forward-Looking Statements
This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” "plan," “intend,” "should," “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. Except as required by law, Milacron undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to demand for our products being significantly affected by general economic conditions, any decline in the use of plastic, the competitiveness of the industries in which we operate and the financial resources of our competitors, our ability to successfully develop and implement strategic initiatives to increase cost savings and improve operating margins and the other risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 28, 2019, and other SEC filings, copies of which are available free of charge on our website at investors.milacron.com.

Cautionary Statement
This release contains statements, including statements regarding the proposed acquisition of Milacron Holdings Corp., a Delaware corporation (the “Company”) by Hillenbrand, Inc., an Indiana corporation (“Parent”) that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, financings, share repurchases and other measures of financial performance or potential future plans or events, strategies, objectives, expectations, beliefs, prospects, assumptions, projected costs or savings or transactions of Parent, the Company or the combined company following Parent’s proposed acquisition of the Company (the “Proposed Transaction”), the anticipated benefits of the Proposed Transaction, including estimated synergies, the expected timing of completion of the transaction and other statements that are not strictly historical in nature. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “outlook,” “guidance” and similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are not guarantees of future performance or events, and actual results or events could differ materially from those set forth in any forward-looking statement due to any number of factors. These factors include, but are not limited to: the impact of the 2017 Tax Cuts and Jobs Act, enacted by the U.S. government on December 22, 2017, on Parent’s or the Company’s financial position, results of operations, and cash flows; the outcome of any legal proceedings that may be instituted against Parent, the Company or any companies each may acquire; global market and economic conditions, including those related to the credit and equity markets and international trade related matters, tariffs and other trade matters; volatility of our respective investment portfolios; adverse foreign currency fluctuations; involvement in claims, lawsuits and governmental proceedings related to operations; labor disruptions; the dependence of Parent’s business units on relationships with several large providers; demand for our respective products being significantly affected by general economic conditions; increased costs or unavailability of raw materials; continued fluctuations in mortality rates and increased cremations; competition from nontraditional sources in the death care industry; any decline in the use of plastic; cyclical demand for industrial capital goods; the competitiveness of the industries in which we operate and the financial resources of our competitors; certain tax-related matters; changes to legislation, regulation, treaties or government policy, including any resulting from the current political environment; the ability of Parent and the Company to receive the required regulatory approvals for the Proposed Transaction, or that such regulatory approvals are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the Proposed Transaction, the ability of the Company to receive the approval of the Company’s stockholders and the ability of the Company and Parent to satisfy the other conditions to the closing of the Proposed Transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of Parent and the Company to terminate the merger agreement; negative effects of the announcement or the consummation of the Proposed Transaction on the market price of Parent’s and/or the Company’s common stock and/or on their respective businesses, financial conditions, results of operations and financial performance (including the ability of the Company to maintain relationships with its customers, suppliers and others with whom it does business); uncertainties as to access to available financing of the Proposed Transaction (including financing for the Proposed Transaction) on a timely basis and on reasonable terms; uncertainties as to the long-term value of the common stock of Parent following the merger, including the dilution caused by Parent’s issuance of additional shares of its common stock in connection with the Proposed Transaction; the impact of the additional indebtedness Parent will incur in connection with the Proposed Transaction; risks relating to the value of the Parent shares to be issued in the Proposed Transaction; significant transaction costs and/or unknown liabilities of the Proposed Transaction; the possibility that the anticipated benefits from the Proposed Transaction cannot be realized by Parent in full or at all or may take longer to realize than expected; risks related to disruption of the Company’s management’s attention from the Company’s ongoing business operations due to the Proposed Transaction; risks associated with contracts containing consent and/or other provisions that may be triggered by the Proposed Transaction; risks associated with transaction-related litigation; the possibility that costs or difficulties related to the integration of the Company’s operations with those of Parent will be greater than expected; the ability of the Company and the combined company to retain and hire key personnel; the impact of new or changes in current laws, regulatory or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond Parent’s and the Company’s control, such as acts of terrorism. There can be no assurance that the Proposed Transaction or any other transaction described above will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see Parent’s and the Company’s reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) and other written statements made by Parent and/or the Company from time to time. The forward-looking information herein is given as of this date only, and neither Parent nor the Company undertakes any obligation to revise or update it.

Additional Information and Where to Find It
In connection with the proposed acquisition by Hillenbrand, Inc., an Indiana corporation (“Parent”), of Milacron Holdings Corp., a Delaware corporation (the “Company”) (the “Proposed Transaction”), Parent will file with the SEC a registration statement on Form S-4 to register the shares of Parent’s common stock to be issued in connection with the Proposed Transaction. The registration statement will include a document that serves as a prospectus of Parent and a proxy statement of the Company (the “proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY DO AND THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus will be sent to the Company’s stockholders when it becomes available. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from Parent or the Company when it becomes available. The documents filed by Parent with the SEC may be obtained free of charge at Parent’s website at www.hillenbrand.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Parent by requesting them by mail at Hillenbrand, Inc., One Batesville Boulevard, Batesville, IN 47006, or by telephone at (812) 931-6000. The documents filed by the Company with the SEC may be obtained free of charge at the Company’s website at www.milacron.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from the Company by requesting them by mail at Milacron Holdings Corp., 10200 Alliance Road, Suite 200, Cincinnati, OH, 45242, or by telephone at (513) 487-5000.

Participants in the Solicitation
Hillenbrand, Inc., an Indiana corporation (“Parent”), Milacron Holdings Corp., a Delaware corporation (the “Company”) and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Proposed Transaction. Information about Parent’s directors and executive officers is available in Parent’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 filed with the SEC on November 13, 2018 and its definitive proxy statement for the 2019 annual meeting of shareholders filed with the SEC on January 2, 2019. Information concerning the ownership of the Company’s securities by the Company’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information regarding the names, affiliations and interests of such individuals is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 28, 2019 and its definitive proxy statement for the 2019 annual meeting of stockholders filed with the SEC on March 15, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Stockholders, potential investors and other readers should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Parent or the Company as indicated above.

No Offer or Solicitation
This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, or pursuant to another available exemption.

Non-GAAP Financial Measures

We prepare our financial statements in conformity with United States generally accepted accounting principles ("U.S. GAAP"). To supplement this information, we also use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Free Cash Flow, Pro forma Net Sales and Pro forma New Orders. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA

Adjusted EBITDA represents net income before interest expense, taxes, depreciation and amortization, as further adjusted for the other items reflected in the reconciliation table set forth below. Adjusted EBITDA is a measure used by management to measure operating performance. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP, is not a measure of financial condition or profitability, and should not be considered as an alternative to net earnings (loss) determined in accordance with U.S. GAAP or operating cash flows determined in accordance with U.S. GAAP or any other performance measure derived in accordance with U.S. GAAP and should not be construed as an inference that our future results will be unaffected by unusual non-recurring items. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not include certain cash requirements such as interest payments, tax payments, debt service requirements and certain other cash costs that may recur in the future.

We view Adjusted EBITDA as a key measure of our performance. We present Adjusted EBITDA not only due to its importance for purposes of our credit agreements but also because it assists us in comparing our performance across reporting periods on a consistent basis as it excludes items that we do not believe are indicative of our core operating performance. Our management uses Adjusted EBITDA:

•	as a measurement used in evaluating our consolidated and segment-level operating performance on a consistent basis;

•	to calculate incentive compensation for our employees;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to evaluate the performance and effectiveness of our operational strategies; and

•	to assess compliance with various metrics associated with our debt agreements.

We believe that the inclusion of Adjusted EBITDA is useful to provide additional information to investors about certain material non-cash items as well as items considered to be one-time or non-recurring to the operations of the business. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA is calculated as net earnings (loss) before income tax expense, interest expense, net, depreciation and amortization further adjusted to exclude other items as reflected in the reconciliation table below.

In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by usual or non-recurring items. Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementary.

Adjusted Net Income

Adjusted Net Income measures our operating performance by adjusting net earnings (loss) to exclude amortization expense, non-cash currency effect on intercompany loans, organizational redesign costs, long-term equity awards, acquisition integration costs, professional services and certain other non-recurring items. Management uses this measure to evaluate our core operating results as it excludes certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the core operations of the business, but includes certain items such as depreciation, interest expense and interest tax expense, which are otherwise excluded from Adjusted EBITDA. We believe the presentation of Adjusted Net Income enhances our investors’ overall understanding of the financial performance and cash flow of our business. You should not consider Adjusted Net Income as an alternative to net earnings (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance.

Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings Per Share is defined as Adjusted Net Income divided by diluted weighted-average shares outstanding. We believe Adjusted Diluted Earnings Per Share is useful to investors because it measures our operating performance, on a per share basis, by adjusting net earnings (loss), on a per share basis, to exclude amortization expense, non-cash currency effect on intercompany loans, organizational redesign costs, long-term equity awards, acquisition integration costs, professional services and certain other non-recurring items. We believe the presentation of Adjusted Diluted Earnings Per Share enhances our investors’ overall understanding of the financial performance and cash flow of our business. You should not consider Adjusted Diluted Earnings Per Share as an alternative to earnings per share, determined in accordance with U.S. GAAP, as an indicator of operating performance.

Free Cash Flow

Free Cash Flow is defined as cash provided by operating activities, plus proceeds from disposals of property and equipment, plus proceeds from sale-leaseback financing less cash used in additions to property and equipment. We believe Free Cash Flow is useful to investors because it measures the operating cash flow of the Company, excluding the capital that is spent to continue and improve business operations, such as investment in the Company's existing business. Further, Free Cash Flow provides an indication of the ongoing cash that is available for debt repayment, returning capital to shareholders and other opportunities. We also believe the presentation of this measure enhances investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry. Limitations associated with the use of Free Cash Flow include that it does not represent the residual cash flow available for discretionary expenditures as it does not incorporate certain cash payments including payments made on the Company's indebtedness or cash payments for business acquisitions. You should not consider Free Cash Flow as an alternative to similar metrics, determined in accordance with U.S. GAAP, as an indicator of operating performance.

Pro forma Net Sales
Pro forma Net Sales is defined as net sales excluding net sales directly attributable to certain product lines which have been discontinued or eliminated through plant closures. We present Pro forma Net Sales to facilitate comparisons of reported net sales from period to period. We believe the presentation of Pro forma Net Sales enhances our investors’ overall understanding of the financial performance of our business. You should not consider Pro forma Net Sales as an alternative to net sales, determined in accordance with U.S. GAAP, as an indicator of operating performance.
Pro forma New Orders
Pro forma New Orders is defined as new orders excluding orders directly attributable to certain product lines which have been discontinued or eliminated through plant closures. We present Pro forma New Orders to facilitate comparisons of reported new orders from period to period. We believe the presentation of Pro forma New Orders enhances our investors’ overall understanding of the financial performance of our business. You should not consider Pro forma New Orders as an alternative to new orders as an indicator of operating performance.
Contacts:

For more information, contact:

Investor Relations Contact:
Andy Kitzmiller
Vice President - Finance and Corporate Controller
Andrew_Kitzmiller@milacron.com

Media Contact:
Lacy Wise
Manager, Corporate Communications
Lacy_Wise@milacron.com

MILACRON HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019 (Unaudited)	December 31, 2018
	(in millions)
Assets
Current assets:
Cash and cash equivalents	$152.2	$184.0
Accounts receivable, net	151.5	146.3
Inventories, net:
Raw materials	77.4	73.2
Work-in-process	42.8	46.7
Finished products	128.8	118.6
Total inventories	249.0	238.5
Prepaid and other current assets	41.1	49.1
Current assets held for sale	70.4	36.9
Total current assets	664.2	654.8
Property and equipment, net	206.9	215.7
Operating lease assets	33.3	—
Goodwill	515.6	513.2
Intangible assets, net	285.9	292.7
Other noncurrent assets	24.7	29.1
Held for sale	—	27.0
Total assets	$1,730.6	$1,732.5
Liabilities and shareholders’ equity
Current liabilities:
Short-term borrowings	$1.5	$5.8
Accounts payable	101.3	116.8
Advanced billings and deposits	31.6	38.9
Accrued salaries, wages and other compensation	22.7	24.0
Other current liabilities	71.6	66.0
Current liabilities held for sale	17.0	14.9
Total current liabilities	245.7	266.4
Long-term debt and capital lease obligations	825.0	829.0
Deferred income tax liabilities	57.2	57.5
Accrued pension liabilities	27.4	27.6
Operating lease liabilities	25.7	—
Other noncurrent accrued liabilities	17.8	25.2
Total liabilities	1,198.8	1,205.7
Shareholders’ equity:
Preferred stock	—	—
Common stock	0.7	0.7
Capital in excess of par value	702.0	693.5
Treasury stock	(7.2)	(3.5)
Retained deficit	(25.2)	(29.0)
Accumulated other comprehensive loss	(138.5)	(134.9)
Total shareholders’ equity	531.8	526.8
Total liabilities and shareholders’ equity	$1,730.6	$1,732.5

MILACRON HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions, except share and per share data)
Net sales	$271.4	$303.6	$520.1	$592.4
Cost of sales	184.4	196.6	348.3	385.5
Manufacturing margins	87.0	107.0	171.8	206.9
Operating expenses:
Selling, general and administrative expenses	58.3	61.3	112.4	123.4
Amortization expense	5.4	6.3	11.0	12.6
(Gain) loss on currency translation	(0.3)	1.5	(1.0)	2.2
Other (income) expense, net	(0.2)	2.2	(0.3)	9.8
Total operating expenses	63.2	71.3	122.1	148.0
Operating earnings	23.8	35.7	49.7	58.9
Interest expense, net	10.0	11.3	19.5	22.0
Loss on debt extinguishment	—	0.4	—	0.7
Other non-operating expenses	0.2	0.1	0.4	0.4
Earnings from continuing operations before income taxes	13.6	23.9	29.8	35.8
Income tax expense	8.6	8.0	15.6	13.4
Net earnings from continuing operations	5.0	15.9	14.2	22.4
Loss from discontinued operations (net of income taxes)	(0.9)	(1.0)	(10.9)	(1.6)
Net earnings	$4.1	$14.9	$3.3	$20.8

Weighted-average shares outstanding:
Basic	70,133,036	69,646,435	70,065,189	69,432,137
Diluted	71,254,255	71,703,720	71,214,259	71,625,463

Earnings (loss) per share:
Basic:
Net earnings from continuing operations	$0.07	$0.23	$0.20	$0.32
Loss from discontinued operations	(0.01)	(0.02)	(0.15)	(0.02)
Net earnings	$0.06	$0.21	$0.05	$0.30
Diluted:
Net earnings from continuing operations	$0.07	$0.22	$0.20	$0.31
Loss from discontinued operations	(0.01)	(0.01)	(0.15)	(0.02)
Net earnings	$0.06	$0.21	$0.05	$0.29

MILACRON HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2019	2018
	( in millions)
Operating activities from continuing operations
Net earnings	$3.3	$20.8
Loss from discontinued operations (net of income taxes)	10.9	1.6
Adjustments to reconcile net earnings from continuing operations to net cash provided by operating activities from continuing operations:
Depreciation and amortization	23.7	26.6
Unrealized (gain) loss on currency translation of intercompany advances	(1.6)	2.6
Amortization of deferred financing costs	1.1	1.7
Loss on debt extinguishment	—	0.7
Inventory write-down	0.4	—
Property and equipment impairment	0.2	—
Non-cash stock-based compensation expense	7.2	5.9
Deferred income taxes	0.7	1.5
Changes in assets and liabilities:
Accounts receivable	(7.4)	(9.0)
Inventories	(16.1)	(26.0)
Prepaid and other current assets	4.3	(1.9)
Accounts payable	(12.7)	4.4
Advanced billings and deposits	(4.6)	6.8
Other current liabilities	(8.9)	(4.0)
Other noncurrent assets	1.1	(0.2)
Other noncurrent accrued liabilities	(0.5)	(0.4)
Net cash provided by operating activities from continuing operations	1.1	31.1
Investing activities from continuing operations
Purchases of property and equipment	(24.9)	(15.8)
Proceeds from disposals of property and equipment	2.9	8.5
Net cash used in investing activities from continuing operations	(22.0)	(7.3)
Financing activities from continuing operations
Payments on long-term debt and capital lease obligations (original maturities longer than 90 days)	(5.0)	(50.0)
Net decrease in short-term borrowings (original maturities of 90 days or less)	(4.4)	(0.4)
Proceeds from exercise of stock options	1.3	3.9
Purchase of treasury stock	(3.7)	—
Debt issuance costs	—	(0.7)
Net cash used in financing activities from continuing operations	(11.8)	(47.2)
Total cash and cash equivalents used in continuing operations	(32.7)	(23.4)
Cash and cash equivalents provided by (used in) discontinued operations
Operating cash flows	0.2	(9.0)
Investing cash flows	(0.3)	(0.1)
Total cash and cash equivalents used in discontinued operations	(0.1)	(9.1)
Effect of exchange rate changes on cash and cash equivalents	1.0	(4.6)
Decrease in cash and cash equivalents	(31.8)	(37.1)
Cash and cash equivalents at beginning of period	184.0	187.9
Cash and cash equivalents at end of period	$152.2	$150.8

MILACRON HOLDINGS CORP.

SALES BY BUSINESS SEGMENT
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions)
Sales by segment:
Advanced Plastic Processing Technologies	$137.9	$145.9	$257.3	$286.2
Melt Delivery and Control Systems	103.9	124.1	203.9	240.6
Fluid Technologies	29.6	33.6	58.9	65.6
Total	$271.4	$303.6	$520.1	$592.4

MILACRON HOLDINGS CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions)
Net earnings	$4.1	$14.9	$3.3	$20.8
Loss from discontinued operations (net of income taxes)	0.9	1.0	10.9	1.6
Amortization expense	5.4	6.3	11.0	12.6
Currency effect on intercompany advances (a)	(0.7)	2.1	(2.3)	2.6
Organizational redesign costs (b)	3.8	4.7	4.9	16.7
Long-term equity awards (c)	4.7	3.1	7.9	5.9
Debt costs	—	0.4	—	0.7
Professional services (d)	3.4	1.9	4.1	3.6
Tax adjustments (f)	0.2	(1.3)	1.1	(4.0)
Other (e)	2.5	(0.2)	2.5	0.3
Adjusted Net Income	$24.3	$32.9	$43.4	$60.8
Income tax expense (f)	8.4	9.3	14.5	17.4
Interest expense, net	10.0	11.3	19.5	22.0
Depreciation expense	6.4	7.1	12.7	14.0
Adjusted EBITDA	$49.1	$60.6	$90.1	$114.2

(a)
Non-cash currency effect on intercompany advances primarily relates to advances denominated in foreign currencies. The most significant exposure relates to the Canadian dollar and the Czech koruna pursuant to intercompany advances within the MDCS and Corporate segments, respectively.

(b)
Organizational redesign costs in the three and six months ended June 30, 2019 primarily included $1.7 million and $2.1 million, respectively, for termination costs as a result of eliminated positions. Organizational redesign costs in the three and six months ended June 30, 2018 primarily included $4.1 million and $12.2 million, respectively, for termination costs as a result of eliminated positions.

(c)
Long-term equity awards include the charges associated with stock-based compensation awards granted to certain members of management and independent directors in the three and six months ended June 30, 2019 and 2018.

(d)
Professional fees in the three months ended June 30, 2019 and 2018 included $3.4 million and $1.9 million, respectively, of costs for strategic organizational initiatives. Professional fees in the six months ended June 30, 2019 and 2018 included $4.1 million and $3.6 million, respectively, of costs for strategic organizational initiatives.

(e)
Other costs in the three and six months ended June 30, 2019 included costs associated with the Company's blow molding business which did not qualify for discontinued operations as well as costs associated with a discontinued product line.

(f)
Tax adjustments primarily include the tax expense (benefit) associated with reconciling net (loss) earnings to Adjusted Net Income and reflects the impact to the quarterly tax provision utilizing the annual effective tax recomputed with anticipated tax rate reductions that have not been recognized for U.S. GAAP purposes as the Company is awaiting regulatory approval. The reductions have historically been approved although there are no guarantees that the regulatory authorities will accept the Company's applications.

MILACRON HOLDINGS CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions)
Operating earnings:
APPT	$13.5	$11.1	$25.6	$13.8
MDCS	20.0	30.3	38.4	57.0
Fluids	5.6	6.4	11.0	12.4
Corporate	(15.3)	(12.1)	(25.3)	(24.3)
Total operating earnings	23.8	35.7	49.7	58.9
Other non-operating expenses	(0.2)	(0.1)	(0.4)	(0.4)
Adjustments to operating earnings:
APPT Adjustments:
Depreciation and amortization	2.8	3.6	5.5	6.9
Currency effect on intercompany advances (a)	—	0.1	—	0.1
Organizational redesign costs (b)	1.2	4.9	1.3	14.8
Professional services (d)	—	—	—	0.1
Other	2.4	(0.4)	2.4	0.1
Total APPT Adjustments	6.4	8.2	9.2	22.0
MDCS Adjustments:
Depreciation and amortization	7.8	8.4	15.6	16.9
Currency effect on intercompany advances (a)	(1.1)	2.0	(2.1)	3.7
Organizational redesign costs (b)	2.6	(0.4)	3.2	0.9
Professional services (d)	—	0.1	—	0.1
Other	0.1	0.1	0.1	0.1
Total MDCS Adjustments	9.4	10.2	16.8	21.7
Fluids Adjustments:
Depreciation and amortization	0.8	1.1	1.8	2.2
Other	—	0.1	—	0.1
Total Fluids Adjustments	0.8	1.2	1.8	2.3
Corporate Adjustments:
Depreciation and amortization	0.4	0.3	0.8	0.6
Currency effect on intercompany advances (a)	0.4	—	(0.2)	(1.2)
Organizational redesign costs (b)	—	0.2	0.4	1.0
Long-term equity awards (c)	4.7	3.1	7.9	5.9
Professional services (d)	3.4	1.8	4.1	3.4
Total Corporate Adjustments	8.9	5.4	13.0	9.7
Adjusted EBITDA:
APPT	19.7	19.2	34.4	35.4
MDCS	29.4	40.5	55.2	78.7
Fluids	6.4	7.6	12.8	14.7
Corporate	(6.4)	(6.7)	(12.3)	(14.6)
Total Adjusted EBITDA	$49.1	$60.6	$90.1	$114.2

(a)
Non-cash currency effect on intercompany advances primarily relates to advances denominated in foreign currencies. The most significant exposure relates to the Canadian dollar and the Czech koruna pursuant to intercompany advances within the MDCS and Corporate segments, respectively.

(b)
Organizational redesign costs in the three and six months ended June 30, 2019 included $1.2 million and $1.3 million, respectively, for termination costs as a result of eliminated positions in APPT. Organizational redesign costs in the three and six months ended June 30, 2018 included $3.5 million and $11.4 million, respectively, for termination costs as a result of eliminated positions in APPT.

(c)
Long-term equity awards in Corporate include the charges associated with stock-based compensation awards granted to certain members of management and independent directors during the six months ended June 30, 2019 and 2018.

(d)
Professional fees incurred by Corporate in the three months ended June 30, 2019 and 2018 included $3.4 million and $1.8 million, respectively, of costs for strategic organizational initiatives. Professional fees incurred by Corporate in the six months ended June 30, 2019 and 2018 included $4.1 million and $3.4 million, respectively, of costs for strategic organizational initiatives.

MILACRON HOLDINGS CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of Adjusted Diluted Earnings Per Share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions, except per share data)
GAAP diluted earnings per share	$0.06	$0.21	$0.05	$0.29
Loss from discontinued operations (net of income taxes)	0.01	0.01	0.15	0.02
Amortization expense	0.07	0.09	0.15	0.18
Currency effect on intercompany advances	(0.01)	0.03	(0.03)	0.04
Organizational redesign costs	0.05	0.06	0.07	0.23
Long-term equity awards	0.07	0.04	0.11	0.08
Debt costs	—	0.01	—	0.01
Professional services	0.05	0.03	0.06	0.05
Tax adjustments	—	(0.02)	0.02	(0.06)
Other	0.04	—	0.03	0.01
Adjusted diluted earnings per share	$0.34	$0.46	$0.61	$0.85

Reconciliation of Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions)
Cash provided by operating activities	$5.7	$19.4	$1.1	$31.1
Proceeds from disposals of property and equipment	2.7	0.5	2.9	8.5
Purchases of property and equipment	(6.9)	(8.6)	(24.9)	(15.8)
Free cash flow	$1.5	$11.3	$(20.9)	$23.8

MILACRON HOLDINGS CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of Pro forma Net Sales:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(in millions)
Net sales	$271.4	$303.6	$520.1	$592.4
Adjustments to net sales (a)	(0.5)	(9.9)	(1.1)	(19.1)
Pro forma Net Sales	$270.9	$293.7	$519.0	$573.3

(a)
Adjustments to net sales include net sales directly attributable to certain product lines which have been discontinued or eliminated through plant closures. Adjustments for the periods presented include our European Injection equipment and Systems businesses.

Reconciliation of Pro forma Net Sales - APPT segment:

	Three Months Ended June 30,		Three Months Ended March 31,
	2019	2018	2019	2018
	(in millions)
Net sales - APPT segment	$137.9	$145.9	$257.3	$286.2
Adjustments to net sales (a)	(0.5)	(9.9)	(1.1)	(19.1)
Pro forma Net Sales - APPT segment	$137.4	$136.0	$256.2	$267.1

(a)
Adjustments to net sales include net sales directly attributable to certain product lines which have been discontinued or eliminated through plant closures. Adjustments for the periods presented include our European Injection equipment and Systems businesses.

Reconciliation of Pro forma New Orders:

	Three Months Ended June 30,		Three Months Ended March 31,
	2019	2018	2019	2018
	(in millions)
New orders	$235.7	$320.1	$511.0	$628.6
Adjustments to new orders (a)	(0.6)	(4.0)	(2.1)	(12.3)
Pro forma New Orders	$235.1	$316.1	$508.9	$616.3

(a)
Adjustments to new orders include new orders directly attributable to certain product lines which have been discontinued or eliminated through plant closures. Adjustments for the periods presented include our European Injection equipment and Systems businesses.